UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 14, 2014, Celldex Therapeutics, Inc. (“Celldex”), announced that it had entered into a clinical trial collaboration to evaluate the safety, tolerability and preliminary efficacy of nivolumab, Bristol-Myers Squibb’s investigational PD-1 immune checkpoint inhibitor, and varlilumab, Celldex’s CD27 targeting investigational antibody in Phase 1/2 study.

Under the terms of this clinical trial collaboration, Bristol-Myers Squibb will make a one-time payment of $5 million to Celldex and the parties will share development costs. Celldex will be responsible for conducting the Phase 1/2 study, which is expected to begin in the fourth quarter of 2014. Additionally, the parties have re-structured an existing agreement between Celldex and Medarex related to Celldex’s CD27 program, and waived certain future milestone payments and reduced future royalty rates that would have been due from Celldex to Medarex. Medarex was acquired by Bristol-Myers Squibb in September of 2009. The companies will work exclusively with each other to explore anti-PD-1 antagonist antibody and anti-CD27 agonist antibody combination regimens. Bristol-Myers Squibb will have a time-limited right of first negotiation if Celldex wishes to out-license varlilumab.

A press release relating to the above matters is attached to this Current Report on Form 8-K as exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K and the attached press release contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company’s strategic focus and the future development and commercialization (by Celldex and others) of rindopepimut (CDX-110), glembatumumab vedotin (“glemba”; CDX-011), varlilumab (CDX-1127), CDX-1401, CDX-301 and other products and our goals for 2014. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to successfully complete research and further development and commercialization of rindopepimut, glembatumumab vedotin and other drug candidates; our ability to obtain additional capital to meet our long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate; the uncertainties inherent in clinical testing and accruing patients for clinical trials; our limited experience in bringing programs through Phase 3 clinical trials; our ability to manage and successfully complete multiple clinical trials and the research and development efforts for our multiple products at varying stages of development; the availability, cost, delivery and quality of clinical and commercial grade materials produced by our own manufacturing facility or supplied by contract manufacturers, who may be our sole source of supply; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company’s programs to continue to develop; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and other factors listed under “Risk Factors” in our annual report on Form 10-K.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release dated May 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: May 14, 2014	By:	/s/ Avery W. Catlin
Avery W. Catlin
Title: Senior Vice President and Chief Financial Officer